UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2006

RACKABLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1933 Milmont Drive

Milpitas, CA 95035

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 240-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 21, 2006, Rackable Systems, Inc. (the “Company”) entered into a lease agreement with Fremont Landing Investors, LLC (“Landlord”) for the lease of approximately 117,500 square feet on approximately 7.1 acres in Fremont, California (the “Lease”). Under the Lease, the minimum yearly rent payable is $360,000 during year one of the Lease and increasing over the term of the Lease to a maximum of $1,269,043 in year seven of the Lease. The stated term of the Lease is for the seven year period commencing on December 1, 2006, but the Company may extend the Lease for an additional three year period. The foregoing description of the Lease is a summary of the material terms of the Lease and does not purport to be complete, and is qualified in its entirety by reference to the Lease which is filed as Exhibit 10.62 to this current report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10. 62	Net Lease Agreement, dated June 26, 2006, by and among the Company and Fremont Landing Investors, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RACKABLE SYSTEMS, INC.

Dated: August 25, 2006	By:	/s/ William P. Garvey
William P. Garvey
General Counsel and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description
10. 62	Net Lease Agreement, dated June 26, 2006, by and among the Company and Fremont Landing Investors, LLC.